UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2008 (November 26, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On November 26, 2008, the Board of Directors of National Penn Bancshares, Inc., based upon the recommendation of its Nominating/Corporate Governance Committee, approved amendments to the Bylaws of National Penn Bancshares, Inc., effective immediately.  None of the amendments are material.

The foregoing description of the Amended and Restated Bylaws of National Penn Bancshares, Inc. does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws themselves, which are filed in this Report as Exhibit 3.1 and incorporated herein by reference.

Also on November 26, 2008, the Board of Directors of National Penn Bancshares, Inc., based upon the recommendation of its Nominating/Corporate Governance Committee, approved execution by National Penn Bancshares, Inc., as sole shareholder of National Penn Bank, of amendments to the Bylaws of National Penn Bank, effective immediately.  These amendments were previously approved by the Bank’s Board of Directors on September 24, 2008.  None of the amendments are material.

The foregoing description of the Amended and Restated Bylaws of National Penn Bank does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws themselves, which are filed in this Report as Exhibit 3.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of National Penn Bancshares, Inc.

3.2	Amended and Restated Bylaws of National Penn Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	December 2, 2008	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of National Penn Bancshares, Inc.

3.2	Amended and Restated Bylaws of National Penn Bank.